UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): November 2, 2005

                               Balchem Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                   1-13648           13-257-8432
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation)                                               Identification No.)

                      P.O. Box 600, New Hampton, NY 10958
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (845) 326-5600

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On November 2, 2005, Balchem Corporation ("Balchem"), through its wholly owned subsidiary Balchem Minerals Corporation ("BCM"), entered into a definitive stock purchase agreement with Chelated Minerals Corporation ("CMC"), a privately held, Utah corporation, and its shareholders to acquire all of the outstanding capital stock of CMC for a purchase price of $17,350,000 (the "Stock Purchase Agreement"). The purchase price is subject to adjustment based upon CMC's working capital as of the closing date.

      CMC is a global leader in nutrient delivery technology for the animal health industry through its proprietary chelation process.

      The Stock Purchase Agreement contains, among other things, representations and warranties of the parties, conditions to closing and other customary provisions. The representations and warranties from the shareholders set forth in the Stock Purchase Agreement shall survive the closing of this transaction for a period of one year; however liability of the shareholders for breach of the representations and warranties shall be limited to $7,500,000. The parties have agreed to hold $800,000 of the purchase price in a cash escrow account for a period of one year after the closing to secure the selling shareholders' indemnification obligations and obligations with respect to the purchase price adjustment under the Stock Purchase Agreement. The parties anticipate closing the transaction during the fourth quarter of 2005.

      In connection with the Stock Purchase Agreement and as an inducement for Balchem to enter into the transaction, Balchem will enter into agreements with certain key shareholders of CMC under which such shareholders will agree not to compete with Balchem or BCM in the chelated materials animal nutrition industries for a period of ten years following the closing date.

      The foregoing description of the Stock Purchase Agreement is qualified in its entirety by the terms and provisions of the Stock Purchase Agreement which is attached hereto as Exhibit 10.1.

      On November 7, 2005, the Company issued a press release announcing the entry into the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

      (d) Exhibits

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Exhibit 10.1     Stock Purchase Agreement dated November 2, 2005, by and between
                 Balchem Minerals Corporation and Chelated Minerals Corporation

Exhibit 99.1     Press Release of Balchem Corporation dated November 7, 2005


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     BALCHEM CORPORATION


                                                     By:/s/ Dino A. Rossi
                                                     ---------------------------
                                                     Dino A. Rossi, President &
                                                     Chief Executive Officer

Dated: November 7, 2005


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                                  Exhibit Index


Exhibit Number             Description
--------------             -----------

10.1 Stock Purchase Agreement dated November 2, 2005, by and between Balchem Minerals Corporation and Chelated Minerals Corporation

99.1             Press Release of Balchem Corporation dated November 7, 2005